INVESTMENT SUB-ADVISORY AGREEMENT

SCHEDULE A

AMENDED AS OF SEPTEMBER 3, 2019

Fund	Effective Date	Initial Period End	Compensation Percentage

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) Short-Term REIT ETF	December 5, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2018	50%

Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018	50%

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	50%

Nuveen ESG Large-Cap ETF	June 4, 2019	August 1, 2020	50%

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 1, 2021	50%

[SIGNATURE PAGE FOLLOWS]

Signed: September 3, 2019

NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company	TEACHERS ADVISORS, LLC, a Delaware limited liability company

By: /s/ Gifford R. Zimmerman	By: /s/ Rachael Zufall
Title: Managing Director	Title: Assistant Secretary

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